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                                     EXHIBIT 23.1

                          Consent of Independent Accountants
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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1997 (except for Note 16, Subsequent Event, as to which the date is March 4, 1997) included in the Fibreboard Corporation Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.
                                                        /s/ Arthur Andersen LLP
                                                        -----------------------
                                                            Arthur Andersen LLP

Dallas, Texas
April 16, 1997